AMENDMENT NO. 5

TO THE AMENDED AND RESTATED

DECLARATION OF TRUST OF

THE SELECT SECTOR SPDR® TRUST

The undersigned Secretary of The Select Sector SPDR® Trust, a Massachusetts business trust (the “Trust”), does hereby certify that the Trustees of the Trust, acting pursuant to Article VI, Section 6.9 of the Trust’s Amended and Restated Declaration of Trust dated October 23, 1998, as amended, executed the written instrument attached hereto as Exhibit A and that the said written instrument continues in full force and effect as of the date hereof.

WITNESS my hand this 1st day of May, 2025.

/s/ David Urman
David Urman
Secretary

Exhibit A

SELECT SECTOR SPDR® TRUST

Written Instrument Establishing New Series of the Trust

The undersigned, a majority of the Trustees of the Select Sector SPDR® Trust (the “Trust”), pursuant to Section 6.9 of Article VI of the amended and restated Declaration of Trust dated October 23, 1998 (the “Declaration of Trust”), do hereby establish and designate the following Series of the Trust, which shall have the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other Series of the Trust and as otherwise provided in the Declaration of Trust:

The Materials Select Sector SPDR® Premium Income Fund

The Communication Services Select Sector SPDR® Premium Income Fund

The Energy Select Sector SPDR® Premium Income Fund

The Financial Select Sector SPDR® Premium Income Fund

The Industrial Select Sector SPDR® Premium Income Fund

The Technology Select Sector SPDR® Premium Income Fund

The Consumer Staples Select Sector SPDR® Premium Income Fund

The Real Estate Select Sector SPDR® Premium Income Fund

The Utilities Select Sector SPDR® Premium Income Fund

The Health Care Select Sector SPDR® Premium Income Fund

The Consumer Discretionary Select Sector SPDR® Premium Income Fund

IN WITNESS WHEREOF, the undersigned have this 1st day of May, 2025 signed these presents.

/s/ Ashley T. Rabun	/s/ Allison Grant Williams
Ashley T. Rabun	Allison Grant Williams

/s/ Sheila Hartnett-Devlin	/s/ James Jessee
Sheila Hartnett-Devlin	James Jessee

/s/ Teresa Polley	/s/ James E. Ross
Teresa Polley	James E. Ross

/s/ Jeanne LaPorta
Jeanne LaPorta